UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2019

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2019, The Board of Directors of MVB Financial Corp. (“MVB” “MVB Financial”) (Nasdaq: MVBF) elected David B. Alvarez as Chairman of the Board. Alvarez had served as Interim Chairman since August 2018, following the death of former Chairman Stephen R. Brooks.

On May 21, 2019, the Board of Directors expanded the number of directors to ten and elected Cheryl Spielman as a director, subject to approval of the shareholders of MVB at the 2020 annual meeting of shareholders, which is scheduled for May 19, 2020, to serve for a term to be defined at the same MVB annual meeting.

Mrs. Spielman will serve as a member of the Audit/ ERM, Finance and IT Steering Committees, and also a member of the Board of Directors of its subsidiary, MVB Bank, Inc. (the "Bank").

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1Press release of MVB Financial Corp. dated May 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer
Date:  May 21, 2019

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

99.1	Press release of MVB Financial Corp. dated May 21, 2019	Filed herewith